EXHIBIT 10.2
Form of Agreement for
Employees who will not reach 65
during vesting period
Form of
PHI, INC.
RESTRICTED STOCK UNIT AGREEMENT
under
the
AMENDED AND RESTATED
PETROLEUM HELICOPTERS, INC.
1995 INCENTIVE COMPENSATION PLAN
EMPLOYEE:
AWARD DATE:
TOTAL NUMBER OF RESTRICTED STOCK UNITS:
VESTING DATE:
     This document (referred to below as the “Agreement” or the “Award Agreement”) spells out the terms and conditions of the Restricted Stock Units provided by PHI, Inc., a Louisiana corporation (the “Company”), to the individual employee designated above (the “Employee”) pursuant to the Amended and Restated Petroleum Helicopters, Inc. 1995 Incentive Compensation Plan (the “Plan”) on and as of the Award Date designated above. Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan.
The parties hereto agree as follows:
     1. Grant of Restricted Stock Units. Pursuant to the approval and direction of the Compensation Committee of the Company’s Board of Directors (the “Committee”) under the authority provided in Section 10 of the Plan for the grant of “Stock Awards,” the Company hereby grants to the Employee, the number of restricted stock units specified above (the “Restricted Stock Units”). Each Restricted Stock Unit constitutes the right to receive one share of non-voting Common Stock in the future, subject to the terms and conditions of the Plan and this Agreement.
     2. Restrictions. The Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, whether voluntarily or involuntarily. The Employee shall have no rights in the shares of Company non-voting Common Stock underlying the Restricted Stock Units until the termination of the applicable Period of Restriction (as defined in Section 4 below) or as otherwise provided in the Plan or this Agreement. The Employee shall not have any voting rights with respect to the Restricted Stock Units or the Common Stock.

     3. Restricted Stock Unit Account and Dividend Equivalents. The Company shall maintain an account (the “Account”) on its books in the name of the Employee. Such Account shall reflect the number of Restricted Stock Units awarded to the Employee, as such number may be adjusted under the terms of the Plan, as well as any additional Restricted Stock Units credited as a result of dividend equivalents, administered as follows:
          (a) The Account shall be for recordkeeping purposes only, and no assets or other amounts shall be set aside from the Company’s general assets with respect to such Account.
          (b) As of each record date with respect to which a cash dividend is to paid with respect to shares of non-voting Common Stock, the Company shall credit the Employee’s Account with an equivalent number of Restricted Stock Units based upon the value of non-voting Common Stock on such date.
          (c) If dividends are paid in the form of shares of Common Stock rather than cash, then the Employee will be credited with one additional Restricted Stock Unit for each share of Common Stock that would have been received as a dividend had the Employee’s outstanding Restricted Stock Units been shares of non-voting Common Stock.
          (d) Additional Restricted Stock Units credited via dividend equivalents shall vest or be forfeited at the same time and on the same terms as the Restricted Stock Units to which they relate.
     4. Period of Restriction. Subject to the provisions of the Plan and this Agreement, unless vested or forfeited earlier as described in Section 5, 6 or 7 of this Agreement, as applicable, the Restricted Stock Units awarded hereunder shall become vested as of the vesting date or dates indicated in the introduction to this Agreement. The period prior to the vesting date with respect to each Restricted Stock Unit is referred to as the “Period of Restriction.”
     5. Vesting upon Termination due to Disability or Death. If, while the Restricted Stock Units are subject to a Period of Restriction, the Employee terminates employment with the Company (or a Subsidiary of the Company if the Employee is then in the employ of such Subsidiary) by reason of Disability (as defined in the Company’s long-term disability policy) or death, then any portion of the Restricted Stock Units subject to a Period of Restriction shall become fully vested as of the date of employment termination without regard to the Period of Restriction set forth in Section 4 of this Agreement.
     6. Forfeiture upon Termination due to Reason Other than Disability or Death. If, while the Restricted Stock Units are subject to a Period of Restriction, the Employee’s employment with the Company (or a Subsidiary of the Company if the Employee is then in the employ of such Subsidiary) terminates for a reason other than the Employee’s Disability or death, then the Employee shall forfeit any portion of the Restricted Stock Units that is subject to a Period of Restriction on the date of such employment termination.
     7. Vesting upon Change in Control. In the event of a Change in Control of the Company, as defined in Section 12.12 of the Plan, pursuant to Section 12.12 of the Plan the

Restricted Stock Units shall vest and shall cease to be subject to the Period of Restriction set forth in Section 4 of this Agreement.
     8. Settlement of Vested Restricted Stock Units. As promptly as practicable after Restricted Stock Units cease to be subject to a Period of Restriction in accordance with Section 4, 5 or 7 of this Agreement, the Company shall transfer to the Employee one share of non-voting Common Stock for each Restricted Stock Unit becoming vested at such time. The Employee shall have no rights as a stockholder with respect to the Restricted Stock Units awarded hereunder prior to the date of issuance to the Employee of a certificate or certificates for the underlying shares of Common Stock or book entry evidence of ownership. Certificates for the shares of Common Stock shall be issued and delivered to the Employee, the Employee’s legal representative, or a brokerage account for the benefit of the Employee, as the case may be, or such shares may be held in book entry form. Restricted Stock Units payable under this Agreement are intended to be exempt from Internal Revenue Code Section 409A and the regulations thereunder (“Section 409A”) under the exemption for short-term deferrals. Accordingly, Restricted Stock Units will be settled no later than the 15th day of the third month following the later of (i) the end of the Employee’s taxable year in which the Restricted Stock Units cease to be subject to a Period of Restriction, or (ii) the end of the fiscal year of the Company in which the Restricted Stock Units cease to be subject to a Period of Restriction.
     9. Settlement Following Change of Control. In connection with or after the occurrence of a Change of Control as defined in Section 12.12 of the Plan, settlement of the Restricted Stock Units shall occur upon or as promptly as practicable following the Change of Control and, notwithstanding the terms of the Plan, the Committee cannot take any action with respect to such settlement that would result in settlement occurring later than the 15th day of the third month following the later of (i) the end of the Employee’s taxable year in which the Restricted Stock Units cease to be subject to a Period of Restriction, or (ii) the end of the fiscal year of the Company in which the Restricted Stock Units cease to be subject to a Period of Restriction.
     10. Adjustment in Capitalization. In the event of any change in the Common Stock of the Company, the provisions of Section 12.6 of the Plan shall govern such that the number of Restricted Stock Units subject to this Agreement shall be equitably adjusted by the Committee.
     11. Tax Withholding.
          (a) Whenever a Period of Restriction applicable to the Employee’s rights to some or all of the Restricted Stock Units lapses or another taxable event occurs, the Company or its agent shall notify the Employee of the related amount of tax that must be withheld under applicable tax laws. Regardless of any action the Company, any Subsidiary of the Company, or the Employee’s employer takes or does not take with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax”) that the Employee is required to bear pursuant to all applicable laws, the Employee hereby acknowledges and agrees that the ultimate liability for all Tax is and remains the responsibility of the Employee.

          (b) Prior to receipt of any shares that correspond to Restricted Stock Units that vest in accordance with this Agreement, the Employee shall pay or make adequate arrangements satisfactory to the Company and/or any Subsidiary of the Company to satisfy all withholding and payment on account obligations of the Company and/or any Subsidiary of the Company. Finally, the Employee agrees to pay the Company or any Subsidiary of the Company any amount of any Tax that the Company or’ any Subsidiary of the Company may be required to withhold as a result of the Employee’s participation in the Plan that cannot be satisfied. The Company may refuse to deliver Common Stock if the Employee fails to comply with its obligations in connection with the tax as described in this section.
          (c) The Employee may elect to have shares of Common Stock withheld from the settlement to satisfy the Employee’s withholding tax obligation as described in Section 12.8 of the Plan only with the prior approval of the Committee.
          (d) The Company advises the Employee to consult his or her legal and/or tax advisors with respect to the tax consequences for the Employee under the Plan.
     12. No Employment or Compensation Rights. Participation in the Plan is subject to all of the terms and conditions of the Plan and this Agreement. This Agreement shall not confer upon the Employee any right to continuation of employment by the Company or its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or its Subsidiaries’ right to terminate Employee’s employment at any time. Neither the Plan nor this Agreement forms any part of any contract of employment between the Company or any Subsidiary and the Employee, and neither the Plan nor this Agreement confers on the Employee any legal or equitable rights (other than those related to the Restricted Stock Unit award) against the Company or any Subsidiary or directly or indirectly gives rise to any cause of action in law or in equity against the Company or any Subsidiary.
     13. Plan Terms and Committee Authority. This Agreement and the rights of the Employee hereunder are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, all of which shall be binding upon Employee. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. The Employee hereby acknowledges receipt of a copy of the Plan and this Agreement.
     14. Amendment or Modification. Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company. No waiver of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.
     15. Governing Law and Jurisdiction. This Agreement is governed by the substantive and procedural laws of the state of Louisiana. The Employee and the Company shall submit to the exclusive jurisdiction of, and venue in, the courts in Louisiana in any dispute relating to this Agreement.

     16. Section 409A. It is intended that the payments and benefits provided under this Agreement will be exempt from the application of the requirements of Section 409A of the Code. The Agreement shall be interpreted, construed, administered, and governed in a manner that effects such intent.
     17. Recovery of Compensation. The Employee acknowledges and agrees that the compensation awarded through this Agreement shall be recoverable by the Company if required by federal law or requirements of applicable stock exchanges.
     IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of the Company, and the Employee, to evidence his consent and approval of all the terms of this Agreement, has duly executed this Agreement, as of the Award Date specified on page one of this Agreement.

COMPANY: PHI, INC.
By:
Name:
Title:

EMPLOYEE:

Name

Signature

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